Contact:	Exhibit 99.1
Rich Barber
Insightful Corporation
206-283-8802
investor@insightful.com

INSIGHTFUL ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2005

Reports 12% Revenue Growth Over Third Quarter of 2004

SEATTLE - November 1, 2005 - Insightful Corporation (NASDAQ: IFUL), a leading provider of software solutions for analysis of numeric and text data, today announced financial results for the third quarter of 2005.

Insightful reported revenues of $5.4 million for the third quarter of 2005, an increase of 12% over third quarter 2004 revenues of $4.8 million. Insightful reported net income of $0.3 million, or $0.02 per share, for the third quarter of 2005, as compared to net income of $0.6 million, or $0.05 per share, in the third quarter of 2004.

“We continue to see year-over-year revenue growth and profitability,” said Jeff Coombs, president and CEO of Insightful. “Compared to the third quarter of 2004, we achieved revenue growth in both the Data Analysis and Text Analysis segments. Record Data Analysis revenues, which exceeded $5.0 million for the first time, were driven by professional services delivery of analytic solutions in the life sciences and financial services industries.”

“On top of our analytic platform, which enables our customers to apply statistics for competitive advantage, we provide industry solutions that can be easily deployed to business users, researchers, and analysts who need to access the insight enabled by predictive analytics, but who lack special expertise in statistical methods. Our focus on solutions, particularly in life sciences where we have applications for drug discovery and clinical trials, is beginning to drive growth.”

Quarterly Highlights

•	Third quarter 2005 software license revenues were $2.2 million, as compared to $2.2 million in the third quarter of 2004.

•	Third quarter 2005 maintenance revenues were $1.7 million, as compared to $1.6 million in the third quarter of 2004.

•	Third quarter 2005 professional services and other revenue was $1.5 million, as compared to $1.0 million in the second quarter of 2004.

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Funded research, which is an offset to research and development expense in the company’s income statement, was $0.5 million in the third quarter of 2005, as compared to $0.7 million in the third quarter of 2004.

The Company has two segments for its product and service offerings, Data Analysis and Text Analysis. Following are highlights for the quarter in each segment.

Data Analysis

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Total Data Analysis revenues, including software licenses, maintenance, and professional services and other, were $5.0 million in the third quarter of 2005, as compared to $4.5 million in the third quarter of 2004.

•	Third quarter 2005 Data Analysis software license revenues were $2.0 million, as compared to $2.0 million in the third quarter of 2004.

•	Third quarter 2005 Data Analysis professional services and other revenues were $1.4 million, as compared to $0.9 million in the third quarter of 2004.

•	Total domestic Data Analysis revenues were $2.9 million in the third quarter of 2005, as compared to $2.9 million in the third quarter of 2004.

•	Total international Data Analysis revenues were $2.1 million in the third quarter of 2005, as compared to $1.6 million in the third quarter of 2004.

Text Analysis

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Total Text Analysis revenues were $0.4 million in the third quarter of 2005, as compared to $0.3 million in the third quarter of 2004. Text Analysis license revenues were 0.3 million in the third quarter of 2005, as compared to 0.2 million in the third quarter of 2004. Text Analysis service revenues were 0.1 million in the third quarter of 2005, as compared to 0.1 million in the third quarter of 2004.

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During the quarter, the Defense Intelligence Agency (DIA) renewed its relationship with the company upon the expiration of its term-based site license of InFact for text analysis and relationship search by purchasing a perpetual site license. The renewal follows a successful year of comprehensive evaluation and testing by DIA analysts

Outlook

Because of the range of possible revenue outcomes, the Company is not making a prediction for either revenues or net income for the fourth quarter of 2005. The company expects costs to be higher than in the third quarter of 2005, as it continues to set the foundation for future growth by investing in development and marketing for its core product lines and solutions, and in its IT and accounting infrastructure.

ABOUT INSIGHTFUL CORPORATION

Insightful Corporation (NASDAQ:IFUL) provides enterprises with scalable data analysis solutions that drive better decisions faster by revealing patterns, trends and relationships. The company is a leading supplier of software and services for statistical data analysis, data mining and knowledge access enabling clients to gain intelligence from numeric and text data.

Insightful products include S-PLUS®, S-PLUS Server, Insightful Miner™, and InFact®. Insightful consulting services provide specialized expertise and proven processes for the design, development and deployment of customized solutions.

The company has been delivering industry-leading, high-ROI solutions for 18 years to thousands of companies in the financial services, life sciences, biotechnology, telecommunications, and manufacturing industries, as well as to government and research institutions.

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Note to Investors - Forward Looking Statements

This press release contains forward-looking statements, including statements about our expected financial results in future periods and statements about our potential revenue growth. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "predict", "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect our actual results include, but are not limited to, the risk that we may not achieve expected financial results or see growth in our revenues, and the "Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price" described in the company’s most recent periodic report on form 10-QSB. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Insightful undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

INSIGHTFUL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30,	December 31,
	2005	2004
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$9,650	$9,650
Accounts receivable, net	3,020	4,157
Other receivables	553	501
Short term investments	632
Prepaid expenses and other current assets	495	453
Total current assets	14,350	14,761
Property and equipment, net	912	966
Purchased technology, net	785	1,226
Goodwill and other intangibles, net	800	800
Other assets	45	60
	$16,892	$17,813

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$65	$129
Accounts payable	$555	1,644
Accrued expenses and other current liabilities	$1,775	1,912
Deferred revenue	$5,499	6,318
Total current liabilities	$7,894	10,003
Long-term debt, less current portion	—	32
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value—
Authorized—1,000,000 shares
Issued and outstanding—none	—	—

Common stock, $0.01 par value—
Authorized—20,000,000 shares
Issued and outstanding— 12,507,006 and 12,393,950 shares at September 30, 2005 and December 31, 2004, respectively	$125	124

Additional paid-in capital	$36,531	36,329
Accumulated deficit	$(27,404)	(28,383)
Comprehensive income (loss)	$(254)	(292)
Total stockholders’ equity	$8,998	7,778
	$16,892	$17,813

INSIGHTFUL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
UNAUDITED

	Three Months Ended
	September 30,	September 30,
	2005	2004
Revenues:
Software licenses	$2,227	$2,164
Software maintenance	$1,681	1,626
Professional services and other	$1,500	979
Total revenues	5,408	4,769
Cost of revenues:
Software related	538	390
Professional services and other	742	526
Total cost of revenues	1,280	916
Gross profit	4,128	3,853
Operating expenses:
Sales and marketing	1,955	1,678
Research and development	1,407	1,342
Less—funded research	(533)	(650)
Research and development, net	874	692
General and administrative	1,074	961
Total operating expenses	3,903	3,331
Income from operations	225	522
Other income, net	86	90
Income before income taxes	311	612
Income tax expense	—	3
Net income	$311	$609

Basic and diluted net income per share	$0.02	$0.05
Weighted-average number of common shares outstanding:
- Basic	12,494	12,312
- Diluted	13,224	12,572